Exhibit 99.1

Editorial Contact:	Investor Relations Contact:
Thomas Stites	Simon Biddiscombe
Mindspeed Technologies, Inc.	Mindspeed Technologies, Inc.
(949) 579-3650	(949) 579-6283

MINDSPEED® REPORTS FISCAL 2007 FIRST QUARTER RESULTS

Company Expects to Achieve Non-GAAP Operating Profitability in Third Quarter of Fiscal 2007

NEWPORT BEACH, Calif., Jan. 22, 2007 - Mindspeed Technologies, Inc. (NASDAQ: MSPD), a leading supplier of semiconductor solutions for network infrastructure applications, today announced revenues of $30.2 million for the first quarter of fiscal 2007, which ended Dec. 31, 2006, a decrease of 6 percent compared to $32.2 million for the fourth quarter of fiscal 2006 and down 9 percent over the $33.2 million reported for the first quarter of fiscal 2006.

First quarter revenue results are consistent with the company’s Jan. 4th announcement that it expected lower-than-anticipated revenues primarily as a result of quarter-end product shipment delays associated with an earthquake-related communications disruption at a key assembly supplier’s Philippines facility.

The company’s operating loss on a non-GAAP basis was $5.5 million for the first fiscal quarter compared to a non-GAAP operating loss of $4.9 million for the fourth fiscal quarter of 2006. Presented on a GAAP basis, the operating loss was $10.5 million compared to $7.0 million for the fourth quarter of fiscal 2006, the increase primarily attributable to $3.6 million of special charges associated with the company’s restructuring activities.

The net loss for the first quarter of fiscal 2007 on a non-GAAP basis was $6.3 million, or $0.06 cents per share, compared to $5.3 million, or $0.05 per share, for the fourth fiscal quarter of 2006. Presented on a GAAP basis, the net loss was $11.3 million, or $0.10 per share, compared to $7.4 million, or $0.07 per share, for the fourth fiscal quarter of 2006. Reconciliations of the non-GAAP measures to GAAP measures are included in the accompanying financial data.

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Mindspeed Reports Fiscal 2007 First Quarter Results	2

Revenues from multiservice access voice-over-IP (VoIP) solutions increased 4 percent sequentially, contributing 30 percent of total first quarter revenues. Revenues from high-performance analog products decreased 9 percent sequentially, contributing 32 percent of the total. Revenues from WAN communications products declined 11 percent, contributing the remaining 38 percent of first quarter revenues.

“We are pleased with our market traction this past quarter in a mixed environment where we benefited from growth in IP-centric segments, offset by weakness in older TDM-based products. We delivered record shipments of our Comcerto™ VoIP processors while concurrently staffing up our offshore design centers in support of our international tier-one customers,” said Raouf Halim, Mindspeed’s chief executive officer. “We believe we are on track to complete the cost reductions we announced last quarter and now anticipate returning to non-GAAP operating profitability in our third quarter of fiscal 2007.”

Outlook
Based on its current backlog and anticipated order trends, including the delayed shipment orders already filled, Mindspeed expects second fiscal quarter revenues to be up between 7 to 13 percent sequentially. The company expects second quarter non-GAAP gross margin to be approximately 67 percent and non-GAAP operating expenses to be approximately $24 million. As a result, Mindspeed expects its second quarter non-GAAP operating loss to be approximately $1.8 million.

First Quarter Fiscal 2007 Conference Call
Mindspeed will conduct a conference call to discuss its first quarter fiscal 2007 results this afternoon, Monday, Jan. 22, at 2:00 p.m. PST/5:00 p.m. EST. To listen to the conference call via telephone, call 866-246-6203 (domestic) or 706-643-1612 (international); password: Mindspeed. To listen via the Internet, please visit the Investors section of Mindspeed's web site at www.mindspeed.com. Replay of the conference will be available via telephone two hours after it concludes for 30 days by calling 800-642-1687 (domestic) or 706-645-9291 (international); conference ID: 5140980. Replay will also be available on Mindspeed’s web site at www.mindspeed.com

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Mindspeed Reports Fiscal 2007 First Quarter Results	3

About Mindspeed Technologies®
Mindspeed Technologies, Inc. designs, develops and sells semiconductor networking solutions for communications applications in enterprise, access, metropolitan and wide-area networks.
The company’s three key product families include high-performance analog transmission and switching solutions, multiservice access voice-over-IP processors designed to support voice and data services across wireline and wireless networks and WAN communication products such as T/E carrier transmission devices and ATM/MPLS network processors.
Mindspeed’s products are used in a wide variety of network infrastructure equipment, including voice and media gateways, high-speed routers, switches, access multiplexers, cross-connect systems, add-drop multiplexers and digital loop carrier equipment.
To learn more, visit us at www.mindspeed.com.

Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include the information under the heading“Outlook” and other information regarding the company’s expectations, goals or intentions, including, but not limited to, statements regarding trends and future performance of the company’s business units; the company’s ability to return to non-GAAP operating profitability and the timing thereof; the implementation and status of restructuring activities and their expected impact on the company’s business and operating results; reductions in operating expense; backlog; and operating results for future periods. These forward-looking statements are based on management’s current expectations, estimates, forecasts and projections about the company and are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to: market demand for the company’s new and existing products and its ability to increase revenues; the company’s ability to reduce operating expenses and maintain operating expenses within anticipated levels; uncertainties about the impact of restructuring activities on the company’s business and operating results; the company’s ability to reduce its cash consumption; constraints in the supply of wafers and other product components from the company’s third-party manufacturers; availability and terms of capital needed for the company’s business; the company’s ability to attract and retain qualified personnel; successful development and introduction of new products; the company’s ability to obtain design wins and develop revenues from them; pricing pressures and other competitive factors; order and shipment uncertainty; changes in our customers’ inventory levels and inventory management practices; fluctuation in manufacturing yields; product defects; and intellectual property infringement claims by others and the ability to protect the company’s intellectual property. Risks and uncertainties that could cause the company’s actual results to differ from those set forth in any forward-looking statement are discussed in more detail under “Risk Factors”, “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Annual Report on Form 10-K for the year ended September 30, 2006, as well as similar disclosures in the company’s subsequent SEC filings. Forward-looking statements contained in this press release are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

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Mindspeed Reports Fiscal 2007 First Quarter Results	4

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2006	2006	2005

Net revenues	$30,157	$32,212	$33,203
Cost of goods sold (a)(b)	10,677	11,694	10,482
Gross margin	19,480	20,518	22,721

Operating expenses:
Research and development (a)	15,600	15,508	16,512
Selling, general and administrative (a)	10,793	11,665	11,036
Special charges (a)(c)	3,595	316	25
Total operating expenses	29,988	27,489	27,573

Operating loss	(10,508)	(6,971)	(4,852)

Other income (expense), net	(612)	(601)	(178)

Loss before income taxes	(11,120)	(7,572)	(5,030)

Provision for income taxes	197	(220)	474

Net loss	$(11,317)	$(7,352)	$(5,504)

Net loss per share, basic and diluted	$(0.10)	$(0.07)	$(0.05)

Weighted-average number of shares used in per share computation	108,380	106,938	103,698

(a)	Includes stock-based compensation as follows:

Cost of goods sold	$92	$114	$77
Research and development	579	674	646
Selling, general and administrative	773	980	594
Special charges	32	(53)	—

	$1,476	$1,715	$1,317

(b)
Cost of goods sold includes the favorable effect of sales of certain inventories written down to a zero cost basis during fiscal 2001. The favorable effect of such sales, by quarter, was approximately $1.2 million (December 2006), $1.7 million (September 2006) and $1.8 million (December 2005).

(c)	Special charges consist of asset impairments and restructuring charges.

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Mindspeed Reports Fiscal 2007 First Quarter Results	5

MINDSPEED TECHNOLOGIES, INC.

Reconciliation of Non-GAAP Measures to GAAP Measures
(unaudited, in thousands, except per share amounts)

Three months ended
Dec. 31,	Sept. 30,	Dec. 31,
2006	2006	2005

Reconciliation of Non-GAAP Gross Margin to GAAP Gross Margin
Non-GAAP gross margin	$19,572	$20,632	$22,798
Items excluded from non-GAAP gross margin:
Stock-based compensation (d)	92	114	77
Gross margin	$19,480	$20,518	$22,721
Reconciliation of Non-GAAP Operating Expenses to GAAP Operating Expenses
Non-GAAP operating expenses	$25,041	$25,519	$26,308
Items excluded from non-GAAP operating expenses:
Stock-based compensation (d)	1,352	1,654	1,240
Special charges (d)(e)	3,595	316	25
Operating expenses	$29,988	$27,489	$27,573

Reconciliation of Non-GAAP Operating Income (Loss) to GAAP Operating Loss
Non-GAAP operating income (loss)	$(5,469)	$(4,887)	$(3,510)
Items excluded from non-GAAP operating income (loss):
Stock-based compensation (d)	1,444	1,768	1,317
Special charges (d)(e)	3,595	316	25
Operating loss	$(10,508)	$(6,971)	$(4,852)

Reconciliation of Non-GAAP Net Loss to GAAP Net Loss
Non-GAAP net loss	$(6,278)	$(5,268)	$(4,162)
Items excluded from non-GAAP net loss:
Stock-based compensation (d)	1,444	1,768	1,317
Special charges (d)(e)	3,595	316	25
Net loss	$(11,317)	$(7,352)	$(5,504)

Reconciliation of Non-GAAP Net Loss Per Share to GAAP Net Loss Per Share
Loss per share, basic and diluted:
Non-GAAP net loss	$(0.06)	$(0.05)	$(0.04)
Adjustments	(0.04)	(0.02)	(0.01)
Net loss	$(0.10)	$(0.07)	$(0.05)

Reconciliation of Non-GAAP Cash Consumption to Net Increase (Decrease) in Cash and Cash Equivalents
Cash consumption	$(3,459)	$(2,869)	$(5,392)
Net (purchases) sales of marketable securities	(1,387)	12,450	5,863
Net (decrease) increase in cash and cash equivalents	$(4,846)	$9,581	$471

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Mindspeed Reports Fiscal 2007 First Quarter Results	6

(d)	Stock-based compensation consists of:

Cost of goods sold	$92	$114	$77
Research and development	579	674	646
Selling, general and administrative	773	980	594
Special charges	32	(53)	—

	$1,476	$1,715	$1,317

(e)	Special charges consist of asset impairments and restructuring charges.

Non-GAAP Measures
We provide non-GAAP measures as a supplement to financial results based on GAAP. A detailed reconciliation of the non-GAAP results to the most directly comparable GAAP measures is set forth above under the heading “Reconciliation of Non-GAAP Measures to GAAP Measures.” Investors are encouraged to review this reconciliation. We believe the presentation of non-GAAP measures provides investors with additional insight into underlying operating results and prospects for the future by excluding stock-based compensation, amortization of intangible assets and/or the effects of special charges such as asset impairments and restructuring charges. We have historically reported similar financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.

We use non-GAAP gross margin, operating expenses, operating income (loss), net loss, net loss per share and cash consumption internally to evaluate our operating performance and to determine certain components of management compensation. In addition, we use these non-GAAP measures for internal budgets and forecasts. We believe that these non-GAAP measures can be useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision making.

Non-GAAP gross margin excludes stock-based compensation expense. Non-GAAP operating expenses, operating income (loss), net loss and net loss per share exclude stock-based compensation expense and special charges. Non-GAAP cash consumption is the net increase (decrease) in cash and cash equivalents excluding the sale of convertible senior notes, deferred financing costs and purchases and sales of marketable securities.

As a result of our adoption of SFAS 123R, “Share-Based Payment” in the first quarter of fiscal 2006, our GAAP statements of operations for periods in fiscal year 2006 include stock-based compensation expense. However, our statements of operations for periods prior to fiscal year 2006 are not required to be restated. We believe that excluding stock-based compensation from non-GAAP measures facilitates a comparison of our results with prior periods and can enhance the understanding of our performance. We exclude amortization of intangible assets from non-GAAP measures because we believe it provides a helpful perspective on our operating performance. We exclude special charges from non-GAAP measures because it includes restructuring charges, asset impairments and other significant discrete items that may not be indicative of our ongoing operations and economic performance. We provide cash consumption because we believe it is important for investors to understand changes in our total liquidity period to period.

We do not provide forward-looking GAAP measures or a reconciliation of the forward-looking non-GAAP measures to GAAP measures because of our inability to project special charges and stock-based compensation expenses.

The non-GAAP financial measures we provide have certain limitations because they do not reflect all of the costs associated with the operation of our business as determined in accordance with GAAP. The non-GAAP measures are in addition to, and not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. We endeavor to compensate for the limitations of these non-GAAP measures by providing GAAP financial statements, descriptions of the reconciling items and a reconciliation of the non-GAAP measures to the most directly comparable GAAP measures so that investors can appropriately incorporate the non-GAAP measures and their limitations into their analyses. For complete information on stock-based compensation, amortization of intangible assets and special charges, please see our financial statements and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” that will be included in the periodic report we expect to file with the SEC with respect to the financial periods discussed herein.

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Mindspeed Reports Fiscal 2007 First Quarter Results	7

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	Dec. 31,	Sept. 30,
	2006	2006
ASSETS
Current Assets
Cash and cash equivalents	$25,130	$29,976
Marketable securities	12,650	11,260
Receivables, net	13,083	14,786
Inventories	19,864	19,008
Other current assets	2,920	3,690
Total current assets	73,647	78,720

Property, plant and equipment, net	12,767	12,961
Other assets	4,886	4,861
Total assets	$91,300	$96,542

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$11,664	$10,639
Deferred revenue	4,229	5,047
Accrued compensation and benefits	6,256	5,038
Restructuring	3,951	1,667
Other current liabilities	5,128	5,449
Total current liabilities	31,228	27,840

Convertible senior notes	44,721	44,618
Other liabilities	870	608
Total liabilities	76,819	73,066

Stockholders' equity	14,481	23,476
Total liabilities and stockholders' equity	$91,300	$96,542

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Mindspeed Reports Fiscal 2007 First Quarter Results	8

MINDSPEED TECHNOLOGIES, INC.

Consolidated Condensed Statements of Cash Flows
(unaudited, in thousands)

	Three months ended
	December 31,
	2006	2005

Cash Flows From Operating Activities
Net loss	$(11,317)	$(5,504)
Adjustments required to reconcile net loss
to net cash used in operating activities:
Depreciation	1,267	1,947
Stock compensation	1,476	1,317
Inventory provisions	(323)	(696)
Other non-cash items, net	92	126
Changes in assets and liabilities:
Receivables	1,743	2,499
Inventories	(533)	(4,181)
Accounts payable	1,025	(1,140)
Deferred revenue	(818)	1,654
Accrued expenses and other current liabilities	3,332	(1,425)
Other	1,304	(99)

Net cash used in operating activities	(2,752)	(5,502)

Cash Flows From Investing Activities
Capital expenditures	(1,066)	(460)
Sales of assets	—	10
Net (purchases) sales of marketable securities	(1,387)	5,863

Net cash (used in) provided by investing activities	(2,453)	5,413

Cash Flows From Financing Activities
Exercise of options and warrants	359	560

Net cash provided by financing activities	359	560

Net (decrease) increase in cash and cash equivalents	(4,846)	471
Cash and cash equivalents at beginning of period	29,976	15,335

Cash and cash equivalents at end of period	$25,130	$15,806

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Mindspeed Reports Fiscal 2007 First Quarter Results	9

MINDSPEED TECHNOLOGIES, INC.

Selected Corporate Data
(unaudited, in thousands)

	Three months ended
	Dec. 31,	Sept. 30,	Dec. 31,
	2006	2006	2005

Gross margin %	65%	64%	68%

Cash provided by (used in):
Operating activities	$(2,752)	$(1,519)	$(5,502)
Investing activities	(2,453)	10,961	5,413
Financing activities	359	139	560
Net increase (decrease) in cash	$(4,846)	$9,581	$471

Depreciation	$1,267	$1,249	$1,947
Capital expenditures	1,066	1,489	460

Revenues by region:
Americas	$10,019	$9,214	$11,400
Europe	2,955	4,132	3,256
Asia-Pacific	17,183	18,866	18,547
	$30,157	$32,212	$33,203

Revenues by product line:
Multiservice access DSP products	$8,986	$8,671	$11,669
High-performance analog products	9,794	10,807	8,736
WAN communications products	11,377	12,734	12,798
	$30,157	$32,212	$33,203

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